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                                                                   Exhibit (10)g

                 1996 STOCK OPTION PLAN OF SJNB FINANCIAL CORP.:

                       NONSTATUTORY STOCK OPTION AGREEMENT


SJNB Financial Corp., a California corporation (the "Company"), hereby grants an option to purchase shares of its common stock to the optionee named below. The terms and conditions of the option are set forth in this cover sheet, in the attachment and in the 1996 Stock Option Plan of SJNB Financial Corp. (the "Plan").



Date of Option Grant: __________ __, 199_

Name of Optionee: ____________________________

Optionee's Social Security Number: ___-__-____

Number of Common Shares Covered by Option: _______

Exercise Price per Share: $__.___

Vesting Start Date: __________ __, 199_



     BY SIGNING THIS COVER SHEET, YOU AGREE TO ALL OF THE TERMS
     AND CONDITIONS DESCRIBED IN THE ATTACHMENT AND IN THE PLAN.




Optionee: _________________________________
                     (Signature)




Company: ______________________________________
                     (Signature)

            Title:  ___________________________




Attachment
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                                                                       Employees

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                 1996 STOCK OPTION PLAN OF SJNB FINANCIAL CORP.:

                       NONSTATUTORY STOCK OPTION AGREEMENT


NONSTATUTORY        This option is not intended to be an incentive stock option
STOCK OPTION        under section 422 of the Internal Revenue Code.

VESTING Your right to exercise this option shall become exercisable in four installments at 12-month intervals over the 48-month period starting on the Vesting Start Date, as shown on the cover sheet. The first installment consists of 40% of the shares subject to this option, and each of the three subsequent installments consists of 20% of the shares subject to this option.

                    The entire option vests and will be exercisable in full if any one of the following occurs:

                    o Your service as an employee, consultant, adviser or director of the Company terminates because of death, total and permanent disability or retirement at or after age 70, or

                    o The Company is subject to a "Change in Control" (as defined in the Plan) while you are an employee, consultant, adviser or director of the Company.

                    No additional shares become exercisable after your service as an employee, consultant, adviser or director of the Company has terminated for any reason.

TERM Your option will expire in any event at the close of business at Company headquarters on the day before the 10th anniversary of the Date of Option Grant, as shown on the cover sheet. (It will expire earlier if your Company service terminates, as described below.)

REGULAR             If your service as an employee, consultant, adviser or
TERMINATION         director of the Company terminates for any reason except
                    death or total and permanent disability, then your option will expire at the close of business at Company headquarters on the date three months after your termination date.


                                       -2-                             Employees

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                    The Company determines when your service terminates for this purpose.

DEATH If you die as an employee, consultant, adviser or director of the Company, then your option will expire at the close of business at Company headquarters on the date 12 months after the date of death.

DISABILITY          If your service as an employee, consultant, adviser or
                    director of the Company terminates because of your total and permanent disability, then your option will expire at the close of business at Company headquarters on the date 12 months after your termination date.

                    For all purposes under this Agreement, "total and permanent disability" means that you are unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of not less than one year.

LEAVES OF           For purposes of this option, your service does not terminate
ABSENCE             when you go on a military leave, a sick leave or another
                    bona fide leave of absence, if the leave was approved by the Company in writing. But your service terminates immediately when the approved leave ends, unless you immediately return to active work.

RESTRICTIONS        The Company will not permit you to exercise this option if
ON EXERCISE         the issuance of shares at that time would violate any law or regulation.

NOTICE OF           When you wish to exercise this option, you must notify the
EXERCISE            Company by filing the proper "Notice of Exercise" form at
                    the address given on the form. Your notice must specify how many shares you wish to purchase. Your notice must also specify how your shares should be registered (in your name only or in your and your spouse's names as community property or as joint tenants with right of survivorship).
                    The notice will be effective when it is received by the Company.


                                       -3-                             Employees

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                    If someone else wants to exercise this option after your
                    death, that person must prove to the Company's satisfaction that he or she is entitled to do so.

FORM OF             When you submit your notice of exercise, you must include
PAYMENT             payment of the option price for the shares you are
                    purchasing. Payment may be made in one (or a combination of two or more) of the following forms:

                    o Your personal check, a cashier's check or a money order.

                    o Certificates for Company stock that you have owned for at least six months, along with any forms needed to effect a transfer of the shares to the Company. The value of the shares, determined as of the effective date of the option exercise, will be applied to the option price.

                    o Irrevocable directions to a securities broker approved by the Company to sell your option shares and to deliver all or a portion of the sale proceeds to the Company in payment of the option price. (The balance of the sale proceeds, if any, will be delivered to you.) The directions must be given by signing a special "Notice of Exercise" form provided by the Company.

                    o Irrevocable directions to a securities broker or lender approved by the Company to pledge shares as security for a loan and to deliver all or part of the loan proceeds to the Com- pany in payment of the option price. The directions must be given by signing a special "Notice of Exercise" form provided by the Company.

WITHHOLDING         You will not be allowed to exercise this option unless you
TAXES               make acceptable arrangements to pay any withholding taxes
                    that may be due as a result of the option exercise.

RESTRICTIONS        By signing this Agreement, you agree not to sell any option
ON RESALE           shares at a time when applicable laws or Company policies
                    prohibit a sale. This restriction will apply as long as you are an employee, consultant, adviser or director of the Company (or a subsidiary).

                                       -4-                             Employees

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TRANSFER OF         Prior to your death, only you may exercise this option. You
OPTION cannot transfer or assign this option. For instance, you may not sell this option or use it as security for a loan. If you attempt to do any of these things, this option will immediately become invalid. You may, however, dispose of this option in your will or a beneficiary designation.

                    Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from your former spouse, nor is the Company obligated to recognize your former spouse's interest in your option in any other way.

RETENTION           Your option or this Agreement do not give you the right to
RIGHTS              be retained by the Company (or any subsidiaries) in any
                    capacity. The Company (and any subsidiaries) reserve the right to terminate your service at any time, with or without cause.

SHAREHOLDER         You, or your estate or heirs, have no rights as a
RIGHTS              shareholder of the Company until a certificate for your
                    option shares has been issued. No adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued, except as described in the Plan.

ADJUSTMENTS         In the event of a stock split, a stock dividend or a similar change in Company stock, the number of shares covered by this option and the exercise price per share may be adjusted pursuant to the Plan.

APPLICABLE LAW      This Agreement will be interpreted and enforced under the
                    laws of the State of California.

THE PLAN AND        The text of the Plan is incorporated in this Agreement by
OTHER AGREE-        reference.
MENTS
                    This Agreement and the Plan constitute the entire understanding between you and the Company regarding this option. Any prior agreements, commitments or negotiations concerning this option are superseded. This Agreement may be amended only by another written agreement, signed by both parties.

BY SIGNING THE COVER SHEET OF THIS AGREEMENT, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED ABOVE AND IN THE PLAN.

                                       -5-                             Employees